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                                                                    Exhibit 10.5



                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("THE AGREEMENT") IS BY AND BETWEEN RICHARD M. BRADBURY ("EMPLOYEE") 339 POINCIANA ISLAND DRIVE, SUNNY ISLES, FLORIDA 33160 AND INTERNATIONAL REALTY GROUP, INC., A DELAWARE CORPORATION (THE "EMPLOYER") 111 NW 183 STREET, SUITE 518, MIAMI, FLORIDA 33169 (COLLECTIVELY THE "PARTIES").

                               STATEMENT OF FACTS

1. Employee has been employed by Employer and currently holds the position of President of Employer. Employer believes that Employee's continued involvement in its business will contribute to the future success of Employer.

2. Employee wishes to continue his employment with Employer, and Employer also wishes to have such employment continue, on the basis set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, covenants and provisions herein contained, the Parties agree as follows:

                                    ARTICLE 1

SECTION 1.1 - DEFINITIONS

"Base Salary"                      is defined in Section 3.1 hereof.

"Cause"                            is defined in Section 4.1 hereof.

"Disability" and "Disabled"        are defined in Section 5.1 hereof.

"Duties" shall mean those duties of Employee described in Section 2.4 hereof.

"Effective Date"                   is defined in Section 2.2 hereof.



                                   ARTICLE II

SECTION 2.1 - EMPLOYMENT: Employer hereby employs the Employee and the Employee hereby accepts such employment under the terms and conditions set forth in this Agreement.


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SECTION 2.2 - TERMS: This Agreement shall be deemed to be effective, and the term of Employee's employment ("Term") shall commence as of December 1, 1998 (the "Effective Date"), and shall continue for a period of three (3) years from the Effective Date. The term shall be automatically renewed upon its expiration for one additional year and every year thereafter unless (i) it is sooner terminated in accordance with Article IV or (ii) either party gives written notice to the other party in the manner provided in Section 8.6 indicating such party's intention not to renew this Agreement, which notice is given not less than 30 days prior to the expiration of the three-year Term, specified above, or any annual renewal Term thereafter (each term so renewed deemed part of the continuing Term).

SECTION 2.3 - BEST EFFORTS: During the Term, the Employee shall devote substantially all of his business time and energy to the performance of the duties hereunder and shall perform his Duties as defined herein to the best of his ability subject to the instruction, direction and control of the Chairman of the Board, CEO, Employer's Executive Committee, and Board of Directors of Employer.

SECTION 2.4 - DUTIES: Employee shall serve as President of Employer, and be responsible for the U.S. operations of Employer. Employee shall perform the duties ("Duties") customarily associated with such capacity and from time to time, and at such place or places as Employer shall designate, provided that Employer shall not require Employee to permanently relocate from a 30-mile radius of Miami, Florida without Employee's prior consent.

                                   ARTICLE III

COMPENSATION

SECTION 3.1 - BASE SALARY: Employer shall pay to Employee during the Term a salary of One hundred two thousand dollars ($102,000) per annum (such annual compensation and any increases thereto, referred to as "Base Salary"), from which applicable withholding will be made for taxes, in accordance with the law. Base Salary will be paid in periodic installments at such time as Employer customarily pays its other employees holding comparable positions, but in any event not less than monthly. Base Salary will be reviewed each year and may be amended (but not decreased below the amount specified above) at the sole discretion of the Board of Directors of Employer. Nothing herein shall be considered as a promise or guaranty of increase in Base Salary, nor shall any such increase act as a promise or guaranty of future increases in Base Salary.

SECTION 3.2 - BONUS: Employee shall receive bonuses (in cash or property) as may, from time to time, be determined by the Board of Directors of Employer.

SECTION 3.3 - STOCK OPTION: Employee shall, at the Effective date, be awarded an option to purchase 2,000,000 shares of the Company's Common Stock. Such option can be exercised in whole or part at a purchase price of $0.135 per share. Such option shall be for the Term of this Employment Agreement, and any extension thereof.



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                                   ARTICLE IV

TERMINATION

SECTION 4.1 - GROUNDS FOR TERMINATION:

(a) TERMINATION UPON DEATH. This Agreement shall terminate immediately upon the death of Employee.

(b) TERMINATION BY EMPLOYER FOR CAUSE. This Agreement shall terminated immediately upon written notice by Employer to Employee that Employee has been terminated for "Cause." "Cause" shall mean one or more of the following.

      (i)   The perpetration of a fraud on the Company;

      (ii)  Conviction of a felony or other crime involving moral turpitude;

      (iii) Habitual insobriety or use of illegal drugs interfering with performance of the Duties; or,

      (iv) Other than a failure resulting from Disability, Employee's failure or refusal to perform the Duties or to carry out any reasonable and lawful directives of Employer with respect to the Duties or the manner in which the Duties are to be rendered; provided, however, that (A) such failure of refusal is material to this Agreement and repetitive, and (B) Employee has been given 10-days written notice and explanation of a refusal or failure, as well as 10-days to cure such refusal or failure, and no cure has been effected within such 10-days.

SECTION 4.2 - EFFECTS OF TERMINATION:

(a) General Provisions. Upon the termination of this Agreement for any reason specified in this Article IV;

      (i) Effective upon the date or termination, Employee's Duties will cease. Employee will be deemed to have given his resignation from all offices then held by him, and will immediately provide Employer with confirmation of same, and Employee will immediately return all keys and all information required to be returned by Article VII hereof.

      (ii) The obligation of Employer to pay Base Salary or bonus as provided in Section 3.1 and 3.2 hereof will cease effective upon the date of termination.

      (iii) Employer will reimburse Employee for all properly reimbursable expenses incurred through the date of termination..

      (iv)  Employee shall continue to be bound by all of the provisions of
            Article VII hereof for the periods provided therein.




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(b)   TERMINATION FOR CAUSE; VOLUNTARY TERMINATION BY EMPLOYEE: In the event that this Agreement is terminated by Employee, Employee will receive no further compensation hereunder, whether by bonus, severance pay or salary.

(c) TERMINATION DUE TO DEATH OF EMPLOYEE: In the event that this Agreement is terminated by reason of the death of Employee:

      (i) Employee's beneficiaries will receive no further compensation hereunder provided, however, that any life insurance payable pursuant to Section 6.3 to Employee's beneficiaries shall be so paid in accordance with any such policy. Further provided, that any stock option granted, any salaries earned, or bonus which has been awarded (but not paid) by the Board of Directors of Employer to Employee, prior to Employee's death shall be promptly paid or transferred to Employee's estate.

                                    ARTICLE V

DISABILITY

SECTION 5.1 - DEFINITION AND DETERMINATION OF DISABILITY: "Disability" or "Disabled" shall mean any sickness or injury that, in the opinion of a physician acceptable to Employer and Employee, renders Employee unable to perform the major duties of his regular occupation with Employer.

(a) A Disability which continues for a period of ninety (90) days or more shall conclusively be presumed permanent and shall be a "Permanent Disability" for purposes of this Agreement. Successive periods of disability shall be considered one period of continuing disability unless separated by a return to employment for a period of at least thirty (30) days.

(b) In the event the Parties fail to agree on whether Employee is Disabled or fail to locate a physician who is acceptable to both Parties to make a determination in this regard, the following will apply:

      (i) If Employer owns a policy of disability insurance covering the Employee, a determination of such insurance company shall be binding upon the Parties; or

      (ii) If the Employer does not own a policy of disability income insurance covering the Employee, the Employee and the Employer shall each designate an arbitrator, and the two arbitrators so selected shall designate a third arbitrator and the decision of majority of such arbitrators shall be binding upon the parties; the arbitrators shall be entitled to receive and rely on any medical evidence or other information which they shall deem necessary to enable them to make a determination as to Disability; or



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      (iii) Employee shall further be considered Disabled if he has been found by a court of competent jurisdiction to be incompetent or if a guardian or conservator of his affairs is appointed.

SECTION 5.2 - EFFECTS OR DISABILITY: In the event that the Employee becomes Disabled, as defined in Section 5.1, while he is employed by the Employer then during the period of such Disability or until the end of the period set forth below, whichever period ends first, he shall be compensated as follows:

(a) The Employee shall receive his Base Salary for a period of three (3) months.

(b) Thereafter, the Employee shall receive fifty percent (50%) of his Base Salary for an additional period of three (3) months.

(c) Thereafter, all payments by Employer will cease and this Agreement will be terminated.

                                   ARTICLE VI

EXPENSES, BENEFITS, PERQUISITES

SECTION 6.1 - EXPENSES: Employer will reimburse Employee for all ordinary, necessary and reasonable out-of-pocket expenses related to his performance of the Duties during the Term. Reimbursement of such expenses will be made in accordance with Employer's normal expense approval procedures in effect from time to time.

SECTION 6.2 - HOLIDAYS: VACATION: Employee shall be entitled to all legal holidays plus four (4) weeks paid vacation per year. Employee shall, subject to current business circumstances, attempt to schedule such vacation, two weeks in December and two weeks during the summer months, but in no event, in a single four (4) week period. Any vacation not used within the calendar year is carried forward into the next year and is used up to a maximum of six (6) weeks of vacation per year, provided that Employee may in the alternative elect within sixty (60) days after the calendar year-end to receive additional compensation at the then current Base Salary rate in lieu of any unused vacation time.

SECTION 6.3 - BENEFITS: Employee shall be eligible for any health, hospitalization, dental care, disability insurance, stock option plan, retirement, income or pension plan or other future or present group employee benefit plan for which executives of the Company would be eligible. The inclusion of this provision does not obligate the Company to institute any of the above plans.



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                                   ARTICLE VII


NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL
INFORMATION AND NON-COMPETITION.

SECTION 7.1 - NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL INFORMATION:

Employee recognized the interest of Employer in maintaining the confidential nature of its proprietary matter and agrees that he will not, directly or indirectly, during the Term, nor at any time after the termination of this Agreement, disclose or use for his own purposes (or for purposes other than those of Employer) any confidential or proprietary matter or trade secret of Employer, including, but not limited to, software, technical processes, customer and mailing lists, records, files, data, methods, formulae, compositions, products, apparati, activity reports, plans, files, data, methods, specifications, price lists, notebooks, reports, and logbooks, and any other information (and similar information received from third parties) which is or reasonably may be construed to be proprietary or confidential to the Employer. The Parties recognize that it is not the intent of this paragraph to include herein information, data and methods of operation which become part of the public domain without breach of confidentiality by Employee. All customer and mailing lists, records, files, data, drawings, documents, equipment and all other property of Employer shall be and remain Employer's sold property and shall not be removed from Employer's premises without written consent.

SECTION 7.2 - NON-COMPETITION:

In consideration of this Agreement and the right to participate in any future Employer's Stock Incentive Plan, Employee covenants and agrees that he will not, during the Term of this Agreement, either directly or indirectly, for himself or for any other person, whether as principal, agent, stockholder, officer, director or employee, or through any corporation, partnership or other entity, have any interest in, engage in, or otherwise be involved with any business or enterprise in the United States and in Mexico, which directly competes with (or proposes or plans to directly compete with) the Employer in any line of business engaged in or under development by the Employer ("Direct Competitor"), nor shall Employee entice, induce or encourage any of the Employer's other Employees to engage in any activity which, were it done by the Employee, would violate any provision of this Section 7.2 As used in this Section 7.2, the phrase "any line of business engaged in or under development by the Employer" shall be applied as of the date of termination of Employee's employment.

SECTION 7.3 - NON-SOLICITATION:

Employee covenants and agrees he will not, during the Term and for a period of one (1) year following the termination of this Employment Agreement, either directly or indirectly, for himself or any other person, whether as principal, agent or employee, or through any corporation, partnership or other entity, solicit or contact for, or seek to engage in any business dealings or communications with, any then-current or any other prospective customer of Employee.




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SECTION 7.4 - FORMER EMPLOYERS.

(a) Employee represents that his employment under this Agreement does not conflict with any agreement with a former employer.

(b) If Employee is in possession of confidential information arising out of any prior employment, other than the Company, Employee will not disclose such information to any officer, director, agent or employee of the Employer.

SECTION 7.5 - SURVIVAL OF OBLIGATIONS:  REMEDIES:

(a) Employee's obligations under this Article VII shall survive the expiration or termination of Employee's employment under this Agreement (whether through Employee's resignation or otherwise).

(b) The Employee acknowledges that the restrictions contained in this Article VII are, in view of the nature of the business of Employer, reasonable and necessary to protect the legitimate interests of Employer, and that any violation of any provisions of these Sections will result in irreparable injury to the Employer and that a remedy at law for any such violation would be inadequate. The Employee therefore agrees that Employer shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violations, which rights shall be cumulative of and in addition to any other rights or remedies to which Employer may be entitled.

(c) In the event of any such violation, Employer shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction. In the event that said violation by Employee shall be intentional or willful, Employer shall be entitled to attorney's fees in connection with the enforcement of this covenant.

                                  ARTICLE VIII

                             CONCLUDING PROVISIONS

SECTION 8.1 - ENTIRE AGREEMENT: This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. There are no oral understandings, terms or conditions, and no party has relied upon any representation, express or implied, not contained in this Employment Agreement.

SECTION 8.2 - AMENDMENTS: This Agreement may not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.




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SECTION 8.3 - ASSIGNMENTS: This Agreement and the rights and obligations of the
Parties shall bind and inure to the benefit of any successor or successors of the Employer by reorganization, merger, consolidation or acquisition and any assignee of all or substantially all of the Employer's business and properties, but, except as to any such successor or assignee of the Employer, neither this Agreement nor any rights or benefits hereunder may be assigned by the Employer or by the Employee, except ;by operation of law.

SECTION 8.4 - CAPTIONS: The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement at the intent of any provision contained in this Agreement.

SECTION 8.5 - ARBITRATION: Any controversy or claim arising out of or relating to this Agreement or for the breach thereof, or for Employee's employment, if not otherwise settled between the parties, shall be conclusively settled by arbitration to be held in Miami, Florida, in accordance with the American Arbitration Association's Employment Dispute Resolution Rules. Arbitration in accordance with the foregoing shall be parties' exclusive remedy for any such controversies, claims or breaches. The parties also consent to personal jurisdiction in Miami, Florida, with respect to such arbitration. Any aware resulting from such arbitration shall be final and binding upon both parties. Judgment upon said award may be entered in any court having jurisdiction.

SECTION 8.6 - NOTICE: Any notice, demand, offer, or other written instrument ("Notice") required or permitted to be given shall be in writing signed by the Party giving such Notice and shall be hand-delivered or sent, postage prepaid, by certified or Registered Mail, Return Receipt Requested, to the parties at the addresses as set forth in this Agreement. Any Notice to be given to the estate of any deceased person shall be addressed to the personal representative of such deceased person at his address, or if there be no personal representative to the estate of the deceased person at his address as set forth in this Agreement. Any Party shall have the right to change the place to which such Notice shall be sent or delivered, by similar notice sent in like manner to all other parties hereto.

SECTION 8.7 - GENDERS: Any reference to the masculine gender shall be deemed to include the feminine and neuter genders and vice versa, and any reference to the singular shall include the plural, and vice versa, unless the context otherwise requires.

SECTION 8.8 - GOVERNING LAW: This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida.

SECTION 8.9 - COUNTERPARTS: This Agreement may be executed in one or more counterparts each of which shall be deemed an original.

SECTION 8.10 - REFORMATION: In the event that the provisions of this Agreement should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic service or product limitations permitted by applicable law.




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SECTION 8.11 - SEVERABILITY: If any provision of this Agreement of application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or applications or this Agreement that can be given effect without the invalid or unenforceable provision in any other jurisdiction or under any other circumstance.

SECTION 8.12 - WAIVERS: If either party should waive any breach of any provision of this Agreement, such Party shall not thereby be deemed to have waived any preceding or succeeding breach(es) of the same provision, or have thereby waived any other provision of this Agreement.

IN WITNESS WHEREOF, THE PARTIES HAVE HEREUNTO SET THEIR HANDS AND SEALS EFFECTIVE AS PROVIDED HEREIN.

INTERNATIONAL REALTY GROUP, INC.


By:  /s/ Bernardo Dominguez                   Date:
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   BERNARDO DOMINGUEZ, CHAIRMAN



     /s/ Richard M. Bradbury                  Date: Dec. 18, 1998
   --------------------------------------           -------------------------
   RICHARD M. BRADBURY